Exhibit 10.10(c)



         This AWARD AGREEMENT (the "Agreement"), dated as of December 7, 2000 (the "Effective Date"), between BURLINGTON INDUSTRIES, INC., a Delaware corporation (the "Company"), and the key employee whose name and address appear on the signature page hereof (the "Participant"), is intended to enhance the ability of the Company to retain and motivate the Participant by providing Participant with an opportunity to obtain a proprietary interest in the Company and rewarding Participant for his or her contribution to the Company. The Company believes providing key executives and employees with such opportunities and rewards serves the best interests of the Company's stockholders.

         NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

1.       Definitions.  As used herein:
         -----------

                  "Award Grant Date" means December 7, 2000.


                  "Awards" mean the Restricted Shares, Long Term Cash Awards and Phantom Share Awards awarded subject to the terms and conditions herein.

                  "Beneficiary" or "Beneficiaries" means the person or persons designated by the Participant pursuant to the provisions of the Agreement to receive payments or rights pursuant to such Agreement upon the Participant's death. If no Beneficiary is so designated or if no Beneficiary is living at the time a payment is due pursuant to such Agreement, payments shall be made to the estate of the Participant. The Participant may change the designated Beneficiaries from time to time by written instrument executed by the Participant and filed with the Benefits Administration Committee in accordance with such rules as may be specified by the Benefits Administration Committee.

                   "Benefits Administration Committee" means a Committee of three or more senior officers appointed by the Chief Executive Officer of the Company.

                  "Board" means the Board of Directors of the Company.

                  "Cash Based Award" means a Long-Term Cash Award, Phantom Share Award or both, as indicated by the context.

                  "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, as such law or regulations may be amended from time to time.

                  "Committee"  means the  committee  of the Board  described  in
         Section 2 hereof.

                  "Common Stock" means the Common Stock of the Company, par value $0.01 per share, or such other class or kind of shares or other securities as may be applicable under Section 10 hereof.

                  "Credit Agreement" means the Company's amended and restated Bank Credit Agreement entered into as of December 5, 2000. Certain defined terms (using capital letters) herein have the meanings assigned to them in the Credit Agreement.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such act, rules or regulations may be amended from time to time.

                  "Fair Market Value" means the closing price of a share of Common Stock on a specified date as reported in the New York Stock Exchange Composite Transactions for such date, or such other measurement of value as may be specified by the Committee from time to time.

                  "Long Term Cash Award" means an award issued under Section 3(a) hereof.

                  "Phantom Share Award" means an award issued under Section 3(b) hereof.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

                  "Vesting Date" means, with respect to Restricted Shares, the dates set forth on Schedule A, and, with respect to Cash-Based Awards, the measurement date (or anniversary thereof) set forth on Schedule A if the performance criteria for such Awards set forth on such Schedule are met.

2.       Administration.
         --------------

         (a) Except as otherwise set forth herein, the Agreement shall be administered by the Committee, which shall be appointed by the Board and which shall consist of two or more members of the Board. Each member of the Committee at all times during service as a member of the Committee shall qualify with respect to the Agreement as a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act and as an "outside director" within the meaning of
Section 162(m) of the Code. The Committee shall have full power and authority to interpret and construe the provisions of the Agreement and make determinations pursuant thereto. Each interpretation, determination or other action made or taken pursuant to the Agreement by the Committee shall be final, conclusive and binding on all persons.

         (b) No member of the Committee or the Benefits Administration Committee shall be liable for anything whatsoever in connection with the administration of the Agreement except such member's own willful misconduct. Under no circumstances shall any member of such Committees be liable for any act or omission of any other member of the Committee. In the performance of its functions with respect to the Agreement, each such Committee shall be entitled to rely upon information and advice furnished by the Company's officers, accountants and counsel, and any other party the Committee deems necessary, and no member of a Committee shall be liable for any action taken or not taken in reliance upon any such advice.

3.       Performance-Based Awards.
         ------------------------

         (a) Grant of Long-Term Cash Award. The Company hereby grants to the Participant, as of the Award Grant Date, a Long-Term Cash Award in the amount, and having the characteristics, set forth on Schedule A with respect thereto. This Award provides for a cash payment, in two installments on the date set forth on Schedule A, which payment shall become vested if the Company's performance falls within the performance measures set forth on Schedule A with respect to the fiscal years of the Company therein described. Payment of the amount earned, if any, under this Award shall be made on the dates, and subject to the conditions set forth on Schedule A, including an accelerated payment in the event that the early payment performance trigger set forth on such Schedule is satisfied. Such payment shall be subject to the forfeiture or pro ration provisions herein set forth in certain events.

         (b) Grant of Phantom Share Awards. The Company hereby grants to Participant as of the Award Grant Date, the number of Phantom Share Awards shown on Schedule A. Amounts earned with respect to such Awards shall be paid in cash, if the performance measure set forth on such Schedule A is achieved with respect to the fiscal year periods set forth thereon, and the amount of such cash paid per Award will be equal to the Fair Market Value of the Company's Common Stock for the 20 business day period preceding the fiscal year end date indicated on Schedule A. No amounts payable under the Phantom Share Award shall be made unless the Company's performance satisfies the "Threshold" performance level set forth on Schedule A, and, in the event of the Company's failure to meet such performance level, all Phantom Share Awards shall be immediately canceled and have no value. Amounts earned with respect to Phantom Share Awards shall be paid on the dates set forth on Schedule A and shall be subject to the forfeiture or pro ration provisions herein set forth in certain events.



4.       Restricted Shares.
         -----------------

         (a) Grant of Restricted Shares. The Company hereby grants, as of the Award Grant Date, the number of Restricted Shares of Common Stock set forth on attached Schedule A (the "Restricted Shares") to the Participant in consideration for services rendered or to be rendered to the Company, or its subsidiaries or affiliates.

         (b) Delivery of Restricted Shares. As of the Award Grant Date, a book entry shall be made to an account in the Participant's name evidencing the Restricted Shares. The ownership of the Restricted Shares shall be subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code and the account shall be controlled, or the certificate held, by the Company for the account of the Participant until such time as the Restricted Shares vest hereunder. Upon such vesting (and unless otherwise required by applicable law), control of the vested Restricted Shares shall be transferred to the Participant by removing any stop orders from the book entry account evidencing such shares or delivering a certificate or certificates evidencing such shares.

5.  Vesting of  Restricted  Shares.  The  Restricted  Shares shall vest in three substantially equal annual installments on the first, second and third anniversaries of the Award Grant Date (each of which shall be referred to as a Vesting Date, unless previously vested, forfeited or adjusted in accordance with the provisions of Section 10, 11 or 12 hereof).

6. Registration of Shares. No Award which is payable in shares of Common Stock and granted under this Agreement shall be payable, nor shall any shares of Common Stock be issued pursuant to the vesting of any Award granted under this Agreement, unless the shares of Common Stock subject to such Award have been registered under the Securities Act or the Company has determined that an exemption from registration under the Securities Act is available and applicable.

7. Restrictions on Transfer. Subject always to the conditions set forth herein, the Restricted Shares shall not be transferable prior to vesting other than by will or the laws of descent and distribution, by a qualified legal representative in the event of disability or incompetence, or pursuant to a qualified domestic relations order as defined in the Code and Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules thereunder.

8.       Rights as a Stockholder.
         -----------------------

         (a) Stockholder Rights. Other than as otherwise provided herein with respect to Restricted Shares, the Participant shall have all rights of a holder of Common Stock as to such shares, including the right to receive dividends and the right to vote in accordance with the Company's Certificate of Incorporation.

         (b) Dividends and Distributions. Any shares of Common Stock received by the Participant as a result of a stock dividend on the Restricted Shares issued hereunder or a stock distribution to him as the holder of such shares shall be subject to the same restrictions as the shares issued hereunder and all references to shares issued hereunder shall be deemed to include such additional shares of Common Stock.

9. Withholding of Taxes. The Company shall have the right, before making a book entry or delivering a certificate for any Restricted Shares to the Participant, to require the Participant to remit to the Company an amount sufficient to satisfy any Federal, state or local tax withholding requirements with respect thereto. Prior to the determination by the Company of such withholding liability, the Participant may make an irrevocable election to satisfy, in whole or in part, such obligation to remit taxes by directing the Company to withhold shares that would otherwise be received by him. Such election may be denied by the Committee in its discretion or may be made subject to certain conditions specified by the Committee, including, without limitation, conditions intended to avoid the imposition of liability against the Participant under Section 16(b) of the Exchange Act. In addition, in the discretion of the Committee, the Company may make available for delivery a lesser number of shares, in satisfaction of such taxes, assessments or other governmental charges. The Participant acknowledges that the Company, at the discretion of the Committee, may deduct or withhold amounts owing with respect to taxes on the Awards from any payment or distribution to him.

10.      Certain Adjustments; Disputes.
         -----------------------------

         (a) Effect of Reorganization. Subject to the provisions of Section 11 hereof, in the event that (i) the Company is merged or consolidated with another corporation, (ii) all or substantially all the assets of the Company are acquired by another corporation, person or entity, (iii) the Company is reorganized, dissolved or liquidated, or (iv) the division or subsidiary for which the Participant performs services is sold, merged, consolidated, reorganized or liquidated (each such event in (i), (ii), (iii) or (iv) being hereinafter referred to as a "Reorganization Event"), or (v) the Board shall propose that the Company enter into a Reorganization Event, then the Committee shall make appropriate adjustments in the Awards to provide the Participant with a benefit equivalent to that to which he would have been entitled to had such Reorganization Event not occurred.

         b) Dilution and other Adjustments. In the event of a stock dividend, stock split, recapitalization, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value or other similar event affecting the Common Stock, the Committee shall make any or all of the following adjustments that in its discretion it deems necessary or advisable to provide the Participant with a benefit equivalent to that to which he would have been entitled had such event not occurred: (i) adjust the number of Awards granted to the Participant, and (ii) make any other adjustments, or take such action, as the Committee, in its discretion, deems appropriate. Such adjustments shall be conclusive and binding for all purposes. Unless otherwise determined by the Committee, such adjustments shall be subject to the same vesting schedule and restrictions to which the Awards are subject. No fractional shares of Common Stock shall be reserved or authorized by any such adjustment. In the event of a change in the Common Stock which is limited to a change in the designation thereof to "Capital Stock" or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Agreement.


11.      Change of Control.
         -----------------

         (a) Notwithstanding any other provision of the Agreement, the Awards granted hereunder shall automatically vest in the event of a Change of Control . In such event, Restricted Shares shall no longer be subject to forfeiture, and all Long- Term Cash Awards and Phantom Share Awards shall vest and 100% of the amount earned shall be immediately payable on the first vesting date of which the performance measures thereon are met, unless earlier forfeited under other provisions of this Agreement.

         (b) "Change of Control" means that any of the following events shall have occurred:

                  (i) The Company is merged or consolidated or reorganized into or with another corporation, person or entity, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then outstanding securities of such corporation, person or entity immediately after such transaction are held in the aggregate by the holders of Voting Stock (as that term is hereafter defined) of the Company immediately prior to such transaction;

                  (ii) The Company sells or otherwise transfers all or substantially all of its assets to any other corporation, person or entity, and less than a majority of the combined voting power of the then-outstanding securities of such corporation, person or entity immediately after such sale or transfer is held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale or transfer;

                  (iii) There is a report filed on Schedule 13D or Schedule 14D-1 of the Exchange Act by a person other than a person that satisfies the requirements of Rule 13d-1(b)(1) under the Exchange Act for filing such report on Schedule 13G, which report as filed discloses that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 under the Exchange Act) of securities representing 12.5% or more of the combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors of the Company ("Voting Stock");

                  (iv) The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

                  (v) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each Director of the Company first elected during such period was approved by a vote of at least two-thirds of the Directors of the Company then still in office who were Directors of the Company at the beginning of any such period.

         Notwithstanding the foregoing provisions of Clause (iii) or (iv) hereof, a "Change of Control" shall not be deemed to have occurred for purposes of the Agreement solely because (x) the Company, (y) an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities, or (z) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company (or any trustee of any such plan on its behalf), either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, or Form 8-K or
Schedule 14A under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 12.5% or otherwise, or because the Company reports that a Change of Control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

12.      Consequences of Termination of Employment.
         -----------------------------------------

         (a) Termination of Employment Defined. The employment of the Participant shall be deemed terminated if he is no longer employed as a salaried employee by the Company or any of its subsidiaries, joint ventures or affiliates.

         (b) Death, Retirement or Permanent Disability; Certain Terminations Prior to Vesting. If (i) termination is without Cause or the Participant terminates voluntarily for Good Reason or (ii) termination occurs by reason of death, Retirement or Permanent Disability and such termination occurs prior to any Vesting Date, the following shall occur:

                  (i) a pro rata portion of all unvested Restricted Shares shall vest immediately upon the effectiveness of such termination; and

                  (ii) a pro rata portion of 50% of all unvested Cash-Based Awards will vest, but shall only be payable if the Threshold award level set forth on Schedule A is satisfied, such payment to occur as promptly as possible following the Committee's determination of the amount earned with respect to such Awards.

                  (iii) Notwithstanding clause (ii) above, if a termination without Cause or a voluntary termination for Good Reason occurs following the measurement date on which a performance period ends with respect to a Cash Based Award, but before final payment of all amounts earned thereunder, the Participant shall be entitled to immediate payment of 100% of the amounts so earned.

                  (iv) All pro rations required hereunder shall be determined on the basis of the number of full months of employment completed prior to the date of termination, divided by the number of months in such twelve-month vesting period.

         (c) Termination For Cause; Voluntary Termination Without Good Reason; Forfeiture in Event of Certain Activities. If the Participant's employment is terminated for Cause of if the Participant voluntarily terminates employment without Good Reason or if Participant engages in certain activities described below, then the following shall result; provided, however, that the Committee may, in its sole discretion, accelerate the vesting of any Awards (and payment thereunder) which would otherwise be forfeited as described below:

                  (i) If any such termination occurs prior to a Vesting Date of an Award, the unvested portion of all Awards hereunder shall be deemed cancelled as of the date of such termination without payment therefor, and the Company shall have no further obligation with respect thereto.

                  (ii) If at any time during the period ending one year after the Vesting Date of any Award hereunder, Participant is terminated for Cause or engages in any activity in competition with any activity of the Company, or any activity inimical, contrary or harmful to the interests of the Company as determined by the Committee, including, but not limited to (a) conduct related to Participant's employment, for which either criminal or civil penalties against Participant could be sought, (b) violation of Company policies, including, without limitation, a knowing violation of the Company's insider trading policy, (c) within the one-year period following termination of employment with the Company, accepting employment with or serving as a consultant, advisor or in any other capacity to a person or entity (including self-employment or ownership) that is in competition with or acting against the interests of the Company, including employing or recruiting any present, former or future employee of the Company, (d) disclosing or misusing any confidential or proprietary information or material concerning the Company, or (e) participating in, or assisting, a hostile takeover attempt of the Company, then (1) the Restricted Shares Award shall terminate effective as of the date on which Participant first enters into such activity (the "Forfeiture Date"), unless terminated sooner by operation of another term or condition of the Agreement, and all Restricted Shares so awarded shall belong to the Company and be promptly returned to it and (2) any gain (in the case of Restricted Shares, the difference between the Fair Market Value of one share of Common Stock on the Grant Date and the Fair Market Value on the Vesting Date, times the number of Restricted Shares issued) realized from the disposition of all or a portion of the Restricted Shares Award within the one-year period immediately preceding the Forfeiture Date, shall be immediately paid by Participant to the Company (irrespective of subsequent market increase or decrease).

         (d) Notwithstanding any other provision of this Agreement, no award shall vest, and no payments shall be earned with respect to any Award unless Participant has completed six months of employment from the Award Grant Date. This restriction shall not apply to terminations occurring within two years following a Change of Control.

         (e) By accepting this Agreement, Participant consents to a deduction from any amounts the Company owes Participant from time to time (including amounts owed as wages or other compensation, fringe benefits or vacation pay, as well as any other amounts owed to Participant by the Company), to the extent of the amounts Participant owes the Company under paragraph (c)(ii) above. Whether the Company elects to make any deduction or set-off in whole or in part, if the Company does not recover by means of deduction or set-off the full amount owed it, calculated as set forth above, Participant agrees to pay immediately the unpaid balance to the Company.

         (f)      Definitions.
                  -----------

                  (i)  A  termination   for  "Cause"  means  a  termination   of
         employment with the Company which, as determined by the Committee, is by reason of (x) the commission by the Participant of a felony or a perpetration by the Participant of a dishonest act, material misrepresentation or common law fraud against the Company or any subsidiary, joint venture or other affiliate thereof, (y) any other act or omission which is injurious to the financial condition or business reputation of the Company or any subsidiary, joint venture or other affiliate thereof, or (z) the willful failure or refusal of the Participant to substantially perform the material duties of the Participant's position with the Company;

                  (ii) "Good Reason" means (x) "good reason" as defined in an employment agreement applicable to the Participant, or (y) if the Participant does not have an employment agreement that defines "good reason", (A) a failure to promptly pay compensation due and payable to him in connection with his employment, (B) a material adverse change in his position with the Company, or (C) the assignment to him of duties materially and adversely inconsistent with his position at the time of such assignment with the Company;

                  (iii) "Permanent Disability" shall be defined in the same manner as such term or a similar term is defined in the long-term disability policy maintained by the Company for the Participant and in effect on the date of his termination of employment with the Company; provided, however, that the relevant condition must continue for six consecutive months before being deemed a "Permanent Disability"; and

                  (iv)   "Retirement"   means   resignation  or  termination  of
         employment after attainment of the Participant's sixty-fifth birthday, unless the Committee determines otherwise in its sole discretion.

                  (v) Determinations under Clauses (f)(i), (f)(iii) and (f) (iv) shall be made with respect to executive officers of the Company, by the Committee, and with respect to all other participants, by the Benefits Administration Committee.

13.      Amendment of this Agreement.
         ---------------------------

This Agreement may be amended only by a writing signed by both parties.

14.      Miscellaneous.
         -------------

         (a) No Rights to Grants or Continued Service. Except as expressly provided for herein, the Participant shall have no claim or right to be granted Awards or to receive payment of Awards in any form other than as the Committee shall approve. Neither the Agreement nor any action taken hereunder shall be construed as giving the Participant any right to be retained in the employ or service of the Company.

         (b) No Restriction on Right of Company to Effect Corporate Changes. Nothing in the Agreement shall affect the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of stock, options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         (c) Governing Law. The Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware.

         (d) Binding Obligation; Survival; Assignment. The Participant hereby represents that this Agreement has been duly executed and delivered by the Participant and constitutes a legal, valid and binding obligation of the Participant, enforceable against the Participant in accordance with its terms.

         (e) Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or sent by certified or registered mail, return receipt requested, postage prepaid, addressed, if to the Participant, to his attention at the mailing address set forth at the foot of this Agreement (or to such other address as shall have been specified to the Company in writing) and, if to the Company, to it at 3330 West Friendly Avenue, Greensboro, North Carolina 27410, Attention: Corporate Secretary. All such notices shall be conclusively deemed to be received and shall be effective, if sent by hand delivery, upon receipt, or if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.

         (f) Other Matters. This Agreement and the other related agreements expressly referred to herein set forth the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Agreement.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Participant has executed this Agreement, both as of the date and year first above written.

PARTICIPANT                                   BURLINGTON INDUSTRIES, INC.

____________________________                  By:    ________________________
Douglas J. McGregor                                  George W. Henderson, III
                                                     Chairman of the Board and
                                                     Chief Executive Officer